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                                                                    Exhibit 99.2

        IN THE COURT OF COMMON PLEAS OF MONTGOMERY COUNT, PENNSYLVANIA
                              CIVIL ACTION - LAW


HARBOR FINANCE PARTNERS and             :      NO. 99-01126
JOHN P. MCCARTHY MONEY                  :
PURCHASE PLAN                           :
                                        :
      vs.                               :
                                        :
HENRY I. BOREN and                      :
INTEGRATED CIRCUIT SYSTEMS, INC.        :


                       NOTICE TO DEFEND AND CLAIM RIGHTS
                       ---------------------------------

        "You have been sued in Court. If you wish to defend against the claims set forth in the following pages, you must take prompt action within twenty (20) days after this Complaint and Notice are served by entering a written appearance personally or by attorney, and filing in writing with the Court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so, the case may proceed without you and a judgment may be entered against you by the Court without further notice for any money claimed in the Complaint or for any other claim or relief requested by the Plaintiff. You must lose money or property or other rights important to you."

        YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE A LAWYER OR CANNOT AFFORD ONE, GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP.

                           LAWYER REFERENCE SERVICE
                               409 Cherry Street
                             Norristown, PA 19401
                           (610) 279-9660, Ext. 201
                        Toll Free (800) 560-LAW1 (5291)

                    AMERICAN WITH DISABILITIES ACT OF 1990
                    --------------------------------------

        The Court of Common Pleas of Montgomery County is required by law to comply with the Americans with Disabilities Act of 1990. For information about accessible facilities and reasonable accommodations available to disabled individuals having business before the Court, please contact our office. All arrangements must be made at least 72 hours prior to any hearing or business before the Court. You must attend the scheduled conference or hearing.
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Mason Avrigian, Esq. (08538)
WISLER, PEALSTINE, TALONE,
CRAIG, GARRITY & POTASH LLP
434 Norristown Road, Suite 100
Blue Bell, PA 19422
(610) 825-8400

Stuart H. Savett, Esq. (03669)
SAVETT FRUTKIN PODELL & RYAN, P.C.
325 Chestnut Street, Suite 700
Philadelphia, PA 19106
(215) 923-5400

Jay S. Cohen, Esq. (19333)
LAW OFFICE OF JAY S. COHEN
768 N. Bethlehem Pike, Suite 200
Lower Gwynedd, PA 19002
(215) 619-0200

Attorneys for Plaintiffs

------------------------------------------------X
HARBOR FINANCE PARTNERS, a                      :     MONTGOMERY COUNTY
                                                :
Colorado Partnership,                           :     COURT OF COMMON PLEAS
325 Chestnut Street, Suite 700                  :     TRIAL DIVISION
Philadelphia, PA 19106                          :
                                                :
          and                                   :
                                                :
JOHN P. McCARTHY                                :
MONEY PURCHASE PLAN                             :
3600 Conshohocken Avenue                        :           CLASS ACTION
Suite 1501A                                     :
Philadelphia, PA 19131                          :
                                Plaintiffs,     :     CIVIL ACTION NO. 99-01126
           v.                                   :
                                                :
HENRY I. BOREEN,                                :
2435 Boulevard of the Generals                  :
Norristown, PA 19403                            :
                                                :
          and                                   :
                                                :
INTEGRATED CIRCUIT SYSTEMS, INC.,               :     JURY TRIAL DEMANDED
2435 Boulevard of the Generals                  :
Norristown, PA 19403                            :
                                Defendants.     :
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--------------------------------------------X
                        VERIFIED CLASS ACTION COMPLAINT
                        -------------------------------

        Plaintiffs, by their undersigned attorneys, for their complaint against defendants, allege upon knowledge as to themselves and their own acts, and upon information and belief, as to all other matters, as follows:

                             NATURE OF THE ACTION
                             --------------------

        1. This is a class action on behalf of the public stockholders of Integrated Circuit Systems, Inc. ("Integrated Circuit" or the "Company"), ("the Class"), brought against Henry I. Boreen ("Boreen"), solely in his capacity as Chief Executive Officer of Integrated Circuit, and Integrated Circuit. Plantiffs seek injunctive relief herein to, inter alia, enjoin the implementation of the
                                  ----- ----
fundamentally unfair transaction in which undisclosed members of senior management, together with affiliates of Bain Capital, Inc. and Bear, Stearns & Co., Inc. (the "Management Group"), will acquire all of the outstanding shares of Integrated Circuit at a cash price of $21.25 per share. Alternatively, in the event that the proposed transaction is implemented, plaintiffs seek to recover damages caused by defendants' actions.

                                    PARTIES
                                    -------

        2. Plaintiff Harbor Finance Partners, a Colorado Partnership, is and, at all relevant times, has been the owner of shares of Integrated Circuit common stock.

        3. Plaintiff John P. McCarthy Money Purchase Plan is and, at all relevant times, has been the owner of shares of Integrated Circuit common stock.

        4. Defendant Boreen is sued sole in his capacity as the Chief Executive Officer of Integrated Circuit. Boreen owns 3.3% of the Company's common stock. Boreen used his corporate office as Chief Executive Officer to cause the Company to engage in the acts set

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forth below which culminated in the fundamentally unfair transaction which enables the Management Group to acquire the Company.

        5. Defendant Integrated Circuit is a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania. Integrated Circuit is a manufacturer of integrated circuit products focusing on the design and marketing of mixed signal integrated circuits for frequency timing, multimedia and data communications applications. The Company maintains its principal executive offices at 2435 Boulevard of the Generals, Norristown, Pennsylvania. As of November 23, 1998, Integrated Circuit had 12,254,175 shares of common stock outstanding and thousands of stockholders of record. Integrated Circuit's stock trades on the NASDAQ National Market System.

        6. Because of his position as senior officer of the Company, Boreen owes a duty of good faith and due care in performing his corporate duties and a duty to act in a manner in the best interest of Integrated Circuit and its shareholders.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

        7. By the acts, transactions, and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme and/or aiding and abetting one another in total disregard of their duties, are attempting to deprive the Company's shareholders unfairly of the opportunity to maximize the value of their investment in Integrated Circuit.

        8. On January 20, 1999, the Company announced that it entered into a definitive agreement under which the Management Group, would acquire all of the outstanding shares of Integrated Circuit for $21.25 per share in cash (the "Transaction"). The Company also announced that it had entered into a definitive agreement to sell intellectual property and

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engineering hardware and software related to its data communications business to
3Com Corporation for approximately $16 million in cash (the "Asset Sale").

        9. The Transaction and Asset Sale were announced just five days prior to the Company's rescheduled annual meeting, where incumbent management was facing a proxy contest that could have resulted in the ouster of Boreen and his allies from their positions with the Company. In order to avoid such an occurrence and further the personal interests of his corporate colleagues at the expense of the Company and its public shareholders, defendants entered into the Transaction and Asset Sale.

        10. On December 3, 1998, Stavro E. Prodromou, Ph.D. ("Prodromou"), the former president and chief executive officer of the Company, sought to nominate a rival slate of director nominees (the "Competing Slate") for the Board to compete with the management's slate of directors up for election at the Company's annual meeting which was scheduled for December 30, 1998, thus initiating a proxy fight with incumbent management.

        11. On December 15, 1998, Rulolf Gassner, a current director and then Chairman-elect of the Company, issued a letter to shareholders urging support of the management's slate at the Company's annual meeting because, inter alia, the
                                                                ----- ----
Board was committed to enhancing and sustaining shareholder value by focusing on core competencies.

        12. On December 24, 1998, Prodromou initiated litigation in the Court of Common Pleas for Montgomery County, Pennsylvania, which sought to preliminarily enjoin the December 30, 1998 annual meeting and access to the shareholder list of the Company (the "Litigation").

        13. On December 29, 1998, the Company announced that it had postponed the Company's annual meeting until January 25, 1999. In consideration for the postponement, Prodromou agreed to dismiss the Litigation. The Company also agreed to immediately provide Prodromou with a list of all Company shareholders, and place his slate on the ballot.

        14. The Transaction and Asset Sale comes at a time when the Company's stock price has been depressed. Indeed, the price of Integrated Circuit's stock has been trading well-below its 52 week high of $35 per share.

        15. In light of what has been publicly disclosed about the Company's present business and future prospects and the increased investment in new product development, the proposed transaction is grossly unfair, inadequate, and provides value to Integrated Circuit's stockholders substantially below the fair or inherent value of the Company. The intrinsic value of the equity of the Company is materially greater than the consideration contemplated by the proposed offer price, taking into account the Company's asset value, liquidation value, its expected growth, and its revenues and cash flow. Indeed, just recently, the Company announced improved financial results. On October 22, 1998, the Company had announced that its gross margin during the first quarter of fiscal 1999 was 46% due to significant material cost reduction and favorable product mix. Defendant Boreen stated "we are pleased that revenue from the core frequency timing business gained 34% from the last quarter reflecting the market share gains in PC motherboards and strong demand from digital set-top box producers. We have stepped up significantly our investment in new product development."

        16. The proposed transaction is wrong, fundamentally unfair and harmful to Plaintiffs and the Class, and is wholly inadequate in light of the fact that public shares will no longer control the Company, and will deny shareholders their right to share proportionately in the true value of the Company's valuable assets, profitable business, and future growth in profits and earnings, while usurping the same for the benefit of the Management Group. Indeed, shareholders have been deprived of the right to share fully in the Asset Sale. The consideration offered and the timing of the Asset Sale indicate that any financial benefit will not be reflected in the consideration offered in the Transaction.

        17. The Transaction is not the result of arm's-length negotiations but was fixed arbitrarily by the parties as part of their unlawful plan and scheme to permit the Management Group to obtain control over Integrated Circuit at the lowest possible price.

        18. Defendants have violated their corporate duties in that they have not and are not performing their duties in good faith, with due care and in a manner that furthers the best interests of the Company and its shareholders.

        19. Unless enjoined by this Court, defendants will continue to breach these duties and will succeed in their plan to deny shareholders the right to elect directors and to exclude shareholders from their fair proportionate share of Integrated Circuit's valuable assets and businesses.

                           CLASS ACTION ALLEGATIONS
                           ------------------------

        20. (a) The class is so numerous that joinder of all members is impracticable;

              (b)  there are questions of law or act common to the Class;

              (c) the claims or defenses of the representative parties are typical of the claims or defenses of the Class;

              (d) the representative parties will fairly and adequately assert and protect the interests of the Class;

              (e) a class action provides a fair and efficient method for adjudication of the controversy; and

              (f)  all of the criteria of Pa. R.C.P. No. 1708 are satisfied.

                               PRAYER FOR RELIEF
                               -----------------

        WHEREFORE, plaintiffs pray for judgment and relief as follows:

        a. declaring that the defendants and each of them have breached their duties;

        b. preliminarily and permanently enjoining defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with or implementing the transaction proposed by the Management Group;

        c. in the event the transaction is consummated, rescinding it and setting it aside;

        d. awarding compensatory damages against defendants, jointly and severally, in an amount to be determined at trial, together with prejudgment interest at the maximum rate allowable by law;

        e. awarding plaintiffs their costs and disbursements and reasonable allowances for plaintiffs' counsel and experts' fees and expenses; and

        f.    granting such other and further relief as may be just and proper.

Dated: January 22, 1999                   WISLER, PEALSTINE, TALONE,
                                          CRAIG, GARRITY & POTASH LLP

                                      By: /s/ Mason Avrigian
                                          ----------------------------
                                          Mason Avrigian (08538)
                                          434 Norristown Road, Suite 100
                                          Blue Bell, PA 19422
                                          (610) 825-8400

                                          SAVETT FRUTKIN PODELL & RYAN, P.C.
                                          Stuart Savett (03669)
                                          Robert Frutkin (21366)
                                          325 Chestnut Street, Suite 700
                                          Philadelphia, Pennsylvania 19160
                                          (215) 923-5400

                                          LAW OFFICES OF JAY S. COHEN
                                          Jay S. Cohen (19333)
                                          768 N. Bethlehem Pike
                                          Suite 200
                                          Lower Gwynedd, PA 19002
                                          (215) 619-0200

                                          Attorneys for Plaintiffs

Of Counsel:

WECHSLER HARWOOD HALEBIAN
 & FEFFER LLP
488 Madison Avenue
New York, New York 10022
(212) 935-7400

                                 VERIFICATION
                                 ------------


        John P. McCarthy, hereby states that he is one of the plaintiffs in this action, and verifies that the statements in the foregoing Verified Class Action Complaint are true and correct to the best of his knowledge, information and belief. The undersigned understands that the foregoing statements are made subject of 18 Pa.C.S. (S)4904 relating to unsworn falsification to authorities.



Dated: January 22, 1999                               /s/ John P. McCarthy
                                                      --------------------------
                                                      JOHN P. MCCARTHY

                                 VERIFICATION
                                 ------------

        Robert P. Frutkin, Esquire, states that he is one of the counsel for plaintiff Harbor Finance Partners, and makes this Verification on its behalf because it is outside of the jurisdiction. The statements in the foregoing Verified Class Action Complaint are true and correct to the best of his knowledge, information and belief. The undersigned understands that the foregoing statements are made subject of 18 Pa.C.S. (S)4904 relating to unsworn falsification to authorities.




Dated: January 22, 1999                         /s/ Robert P. Frutkin
                                                ------------------------------
                                                ROBERT P. FRUTKIN, ESQUIRE

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